Exhibit 24

March 9, 2006

TO:         Nathan E. Langston
               Paul A. Castanon

Re:          Power of Attorney - 2005 Form 10-K

Entergy Corporation, referred to herein as the Company, will file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2005, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Company and the undersigned persons, in their respective capacities as directors and/or officers of the Company, as specified in Attachment I, do each hereby make, constitute and appoint Nathan Langston and Paul A. Castanon and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY CORPORATION

By: /s/ J. Wayne Leonard
J. Wayne Leonard
Chief Executive Officer and
Director

/s/ Maureen S. Bateman	/s/ Stuart L. Levenick
Maureen S. Bateman	Stuart L. Levenick
Director	Director

/s/ W. Frank Blount	/s/ Robert v.d. Luft
W. Frank Blount	Robert v.d. Luft
Director	Chairman of the Board Director

/s/ Simon D. deBree	/s/ Kathleen A. Murphy
Simon D. deBree	Kathleen A. Murphy
Director	Director

/s/ Claiborne P. Deming	/s/ James R. Nichols
Claiborne P. Deming	James R. Nichols
Director	Director

/s/ Gary W. Edwards	/s/ William A. Percy, II
Gary W. Edwards	William A. Percy, II
Director	Director

/s/ Alexis M. Herman	/s/ W. J. Tauzin
Alexis M. Herman	W. J. "Billy" Tauzin
Director	Director

/s/ Donald C. Hintz	/s/ Steven V. Wilkinson
Donald C. Hintz	Steven V. Wilkinson
Director	Director

/s/ J. Wayne Leonard	/s/ Leo P. Denault
J. Wayne Leonard	Leo P. Denault
Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer

ATTACHMENT I

Entergy Corporation

Chief Executive Officer - J. Wayne Leonard (principal executive officer)

Executive Vice President and Chief Financial Officer - Leo P. Denault (principal financial officer)

Directors - Maureen S. Bateman, W. Frank Blount, Simon D. deBree, Claiborne P. Deming, Gary W. Edwards, Alexis M. Herman, Donald C. Hintz, J. Wayne Leonard, Stuart L. Levenick, Robert v.d. Luft, Kathleen A. Murphy, James R. Nichols, William A. Percy, II, W. J. "Billy" Tauzin, and Steven V. Wilkinson

March 9, 2006

TO:     Nathan E. Langston
           Paul A. Castanon

Re:      Power of Attorney - 2005 Form 10-K

Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, LLC, Entergy Louisiana Holdings, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. (collectively referred to herein as the Companies) will each file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2005, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Companies and the undersigned persons, in their respective capacities as directors and/or officers of the Companies, as specified in Attachment I, do each hereby make, constitute and appoint Nathan E. Langston and Paul A. Castanon and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY ARKANSAS, INC.
ENTERGY GULF STATES, INC.
ENTERGY LOUISIANA, LLC
ENTERGY LOUISIANA HOLDINGS, INC.
ENTERGY MISSISSIPPI, INC.
ENTERGY NEW ORLEANS, INC.
SYSTEM ENERGY RESOURCES, INC.

/s/ Hugh T. McDonald	/s/ E. Renae Conley
HUGH T. MCDONALD Chairman, President, and Chief Executive Officer of Entergy Arkansas, Inc.	E. RENAE CONLEY President and Chief Executive Officer - Louisiana of Entergy Gulf States, Inc. and Chair of the Board, President and Chief Executive Officer of Entergy Louisiana, LLC

/s/ Joseph F. Domino	/s/ Carolyn C. Shanks
JOSEPH F. DOMINO Chairman of Entergy Gulf States, Inc. President and Chief Executive Officer -Texas of Entergy Gulf States, Inc.	CAROLYN C. SHANKS Chairman, President, and Chief Executive Officer of Entergy Mississippi, Inc.

/s/ Daniel F. Packer	/s/ Gary J. Taylor
DANIEL F. PACKER Chairman, President and Chief Executive Officer of Entergy New Orleans, Inc.	GARY J. TAYLOR Chairman, President and Chief Executive Officer of System Energy Resources, Inc.

/s/ Michael D. Bakewell
MICHAEL D. BAKEWELL President and Chief Executive Officer of Entergy Louisiana Holdings, Inc.

/s/ Joseph F. Domino	/s/ Carolyn C. Shanks
Joseph F. Domino	Carolyn C. Shanks
Director, Chairman of the Board, President and Chief Executive Officer - Texas of Entergy Gulf States, Inc.	Director, Chairman of the Board, President and Chief Executive Officer of Entergy Mississippi, Inc.

/s/ Mark T. Savoff	/s/ Hugh T. McDonald
Mark T. Savoff	Hugh T. McDonald
Director of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, LLC and Entergy Mississippi, Inc.	Director, Chairman of the Board, President and Chief Executive Officer of Entergy Arkansas, Inc.

/s/ Richard J. Smith	/s/ Gary J. Taylor
Richard J. Smith	Gary J. Taylor
Director of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, LLC and Entergy Mississippi, Inc.	Director, Chairman of the Board, President and Chief Executive Officer of System Energy Resources, Inc.

/s/ Daniel F. Packer	/s/ Leo P. Denault
Daniel F. Packer	Leo P. Denault
Director, Chairman of the Board, President and Chief Executive Officer of Entergy New Orleans, Inc.	Director of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and System Energy Resources, Inc.

/s/ E. Renae Conley	/s/ Steven C. McNeal

E. Renae Conley
Director of Entergy Louisiana, LLC and Entergy Gulf States, Inc., Chair of the Board, President and Chief Executive Officer of Entergy Louisiana, LLC, President and Chief Executive Officer - Louisiana of Entergy Gulf States, Inc.

Steven C. McNeal Director of System Energy Resources, Inc.

/s/ Tracie L. Boutte	/s/ Roderick K. West
Tracie L. Boutte Director of Entergy New Orleans, Inc.	Roderick K. West Director of Entergy New Orleans, Inc.

/s/ Michael D. Bakewell	/s/ Robert A. Malone
Michael D. Bakewell Director, President and Chief Executive Officer of Entergy Louisiana Holdings, Inc.	Robert A. Malone Director and Treasurer of Entergy Louisiana Holdings, Inc.

/s/. William M. Mohl	/s/ Theodore H. Bunting
William M. Mohl Director of Entergy Louisiana Holdings, Inc.	Theodore H. Bunting Vice President and Chief Financial Officer-Nuclear Operations of System Energy Resources, Inc.

/s/ Jay A. Lewis

Jay A. Lewis
Vice President and Chief Financial Officer, Utility Operations Group of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and Entergy New Orleans, Inc.

ATTACHMENT I

Entergy Arkansas, Inc.

Chairman of the Board, President and Chief Executive Officer - Hugh T. McDonald (principal executive officer); Vice President and Chief Financial Officer-Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Hugh T. McDonald, Leo P. Denault, Mark T. Savoff and Richard J. Smith

Entergy Gulf States, Inc.

Chairman of the Board, President and Chief Executive Officer-Texas - Joseph F. Domino (principal executive officer); President and Chief Executive Officer-Louisiana - E. Renae Conley (principal executive officer), Vice President and Chief Financial Officer-Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Joseph F. Domino, E. Renae Conley, Leo P. Denault, Mark T. Savoff and Richard J. Smith

Entergy Louisiana, LLC

Chair of the Board, President and Chief Executive Officer - E. Renae Conley (principal executive officer); Vice President and Chief Financial Officer-Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - E. Renae Conley, Leo P. Denault, Mark T. Savoff and Richard J. Smith

Entergy Louisiana Holdings, Inc.

President and Chief Executive Officer - Michael D. Bakewell (principal executive officer); Treasurer - Robert A. Malone (principal financial officer).

Directors - Michael D. Bakewell, Robert A. Malone and William M. Mohl

Entergy Mississippi, Inc.

Chairman of the Board, President and Chief Executive Officer - Carolyn C. Shanks (principal executive officer); Vice President and Chief Financial Officer-Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Carolyn C. Shanks, Leo P. Denault, Mark T. Savoff and Richard J. Smith

Entergy New Orleans, Inc.

Chairman of the Board, President and Chief Executive Officer - Daniel F. Packer (principal executive officer); Vice President and Chief Financial Officer-Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Daniel F. Packer, Tracie L. Boutte and Roderick K. West

System Energy Resources, Inc.

Chairman of the Board, President and Chief Executive Officer - Gary J. Taylor (principal executive officer); Vice President and Chief Financial Officer-Nuclear Operations - Theodore H. Bunting (principal financial officer).

Directors - Gary J. Taylor, Leo P. Denault and Steven C. McNeal